UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2007.

MAGNUS INTERNATIONAL RESOURCES INC. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	333-74992 (Commission File Number)	98-0351859 (IRS Employer Identification No.)

101 Convention Center Drive, 7th Floor Las Vegas, Nevada (Address of principal executive offices)	89109 (Zip Code)

Registrant's telephone number, including area code (888) 888-1494

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 12, 2007, Magnus International Resources Inc. (the “Company”), entered into an Agreement for Modification of Joint Venture Rights & Interests (the “Modification Agreement”) with its Chinese joint venture partner, Geological Team 209 of Nuclear Industry of Yunnan, China (“Team 209”).  Pursuant to the Modification Agreement, the Company, which currently holds a 90% interest in Yunnan Longteng Mining Co., Ltd. (“Longteng”) (Longteng owns the exploration rights to the Huidong Property) and a 90% interest in Yunnan Western Mining Co., Ltd. (“Western”) (Western owns the exploration rights to the Mangshi Property), will obtain the remaining 10% interest in Longteng from Team 209 in exchange for transferring the Company’s 90% interest in Western to Team 209 as well as the payment of 1 million RMB (approximately US$130,000) to Team 209 for previous services provided to Longteng and Western within 10 days after all documents submitted to governmental departments receive approval.  In addition, the Modification Agreement requires the Company to: (i) pay within 10 days of the Modification Agreement taking effect all outstanding wages and benefits to Team 209 staff who worked at Longteng and Western prior to December 1, 2006; (ii) pay within 10 days of the Modification Agreement taking effect severance to the Team 209 staff who worked at Longteng and Western equal to one month’s full pay and benefits; (iii) pay within 10 days of the Modification Agreement taking effect Team 209’s remaining office staff and field workers on duty the full salary and benefits that each have earned, including the month in which this Modification Agreement was signed; and (iv) settle all debts owed to Team 209’s staff by Longteng and Western such as telephone bills and allowances for business trips.

Furthermore, the Company shall be responsible for all creditors rights and debts of Longteng and Western before the relevant documents submitted to governmental departments are approved.  The Company must settle all of Western’s debts before the 90% of Western is transferred to Team 209.

Moreover, the Modification Agreement requires the Company to issue the 75,000 shares of common stock owing to Team 209 in relation to the transfer of the mining right of the Mangshi Gold Mine to Western.

Within 10 days of the Modification Agreement taking effect and the approval of the documents submitted to the government departments, Team 209 will transfer to the Company all the vehicles that are under its care and that belong to Longteng and Western.  However, the Company shall bear all costs incurred by Team 209 while caring for these vehicles, such as vehicle inspection fees and road usage fees.

The foregoing description of the Agreement for Modification of Joint Venture Rights & Interests does not purport to be complete and is qualified in its entirety by reference to the translated version of the Agreement for Modification of Joint Venture Rights & Interests, which is attached hereto as Exhibit 10.2.

ITEM 8.01  OTHER EVENTS

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press releases attached hereto as Exhibits 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits
Exhibit No.	Description
Exhibit 10.1	Agreement for Modification of Joint Venture Rights & Interests among the Company and Geological Team 209 of Nuclear Industry of Yunnan, China, dated May 12, 2007 – Chinese version.
Exhibit 10.2	Agreement for Modification of Joint Venture Rights & Interests among the Company and Geological Team 209 of Nuclear Industry of Yunnan, China, dated May 12, 2007 – English translation.
Exhibit 99.1	Press Release dated May 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 4, 2007

                                                                                                             MAGNUS INTERNATIONAL
                                                                                                             RESOURCES INC.

                                                                                                             By:       /s/ Graham Taylor
                                                                                                             Name:  Graham Taylor
                                                                                                             Title:     President and a Director